SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 14, 2004

THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12609	39-1139844
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, WI 53202-4125
(Address of principal executive offices, including zip code)

(414) 905-1000
(Registrant's telephone number)

Item 5.    Financial Statements and Exhibits.

        On July 15, 2004, The Marcus Corporation (the “Company”) issued a press release announcing that its subsidiaries have signed a definitive agreement for the sale of substantially all of the assets of its limited service lodging division to La Quinta Corporation for a cash purchase price of approximately $395 million, excluding certain joint ventures and subject to certain adjustments. The Company’s limited-service lodging division includes 178 Baymont Inns & Suites in 32 states, of which 84 are franchised and 94 are company-owned or operated; seven company-owned Woodfield Suites in Illinois, Wisconsin, Colorado, Ohio and Texas; and one company-owned Budgetel Inn in Wisconsin.

        Further information is included in the Company’s press release filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed herewith:

(99.1) Press Release of The Marcus Corporation, dated July 15, 2004, regarding the sale of the limited service lodging division to La Quinta Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION
Date: July 15, 2004
By: /s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated July 15, 2004

Exhibit
Number

(99.1)	Press Release of The Marcus Corporation, dated July 15, 2004, regarding the sale of the limited service lodging division to La Quinta Corporation.